Exhibit 99.1

IMUGEN, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Imugen, Inc.

We have audited the accompanying financial statements of Imugen, Inc. (A Massachusetts Corporation), which comprise the balance sheet as of December 31, 2015, and the related statements of income and retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imugen, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRAY, GRAY & GRAY, LLP

Canton, MA

April 1, 2016

IMUGEN, INC.

BALANCE SHEET

December 31, 2015

2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,397,794
Accounts receivable, net of allowance for doubtful accounts of $375,000	1,902,514
Prepaid expenses and other current assets	59,368

TOTAL CURRENT ASSETS	3,359,676

FURNITURE AND EQUIPMENT
Equipment	1,796,830
Furniture and fixtures	296,292
Leasehold improvements	21,156
Software	237,292

2,351,570
Less accumulated depreciation	(1,715,468)

NET FURNITURE AND EQUIPMENT	636,102

OTHER ASSETS
Deferred state taxes	363,000
Security deposit	6,875

TOTAL OTHER ASSETS	369,875

TOTAL ASSETS	$4,365,653

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.

BALANCE SHEET

December 31, 2015

2015
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$293,196
Accrued expenses	212,267
Deferred rent, current portion	16,303
Deferred state taxes	59,000

TOTAL CURRENT LIABILITIES	580,766

DEFERRED RENT, net of current portion	26,935

TOTAL LIABILITIES	607,701

STOCKHOLDERS’ EQUITY
Common stock	212,000
Retained earnings	3,545,952

TOTAL STOCKHOLDERS’ EQUITY	3,757,952

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,365,653

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

Year Ended December 31, 2015

2015

REVENUE	$11,194,408

COST OF REVENUE	8,372,030

GROSS PROFIT	2,822,378

OPERATING EXPENSES	2,026,669

INCOME FROM OPERATIONS	795,709

OTHER INCOME (EXPENSES)
Interest and dividend income	1,631
Interest expense	(8,229)

TOTAL OTHER INCOME (EXPENSES)	(6,598)

INCOME BEFORE (BENEFIT FROM) STATE TAXES	789,111

(BENEFIT FROM) STATE TAXES	(84,590)

NET INCOME	873,701

RETAINED EARNINGS AT BEGINNING OF YEAR	3,272,251

DISTRIBUTION TO STOCKHOLDERS	(600,000)

RETAINED EARNINGS AT END OF YEAR	$3,545,952

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2015

2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$873,701
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for deferred state taxes	(101,000)
Depreciation	190,001
Loss on disposal of furniture and equipment	36,000
(Increase) decrease in assets:
Accounts receivable	(512,188)
Prepaid expenses and other current assets	(12,166)
Increase (decrease) in liabilities:
Accounts payable	75,472
State tax payable	(20,547)
Accrued expenses	(127,815)
Deferred rent	(5,670)

NET CASH PROVIDED BY OPERATING ACTIVITIES	395,788

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(49,603)

NET CASH (USED) IN INVESTING ACTIVITIES	(49,603)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to stockholders	(600,000)
Due to stockholders	(14,523)

NET CASH (USED) IN FINANCING ACTIVITIES	(614,523)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(268,338)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,666,132

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,397,794

SUPPLEMENTAL CASH FLOW DISCLOSURE
Income taxes	$36,957
Interest	$8,229

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: BUSINESS

Principal Business Activity: IMUGEN, Inc. (the “Company”) was incorporated on May 31, 1989. The Company owns and operates a clinical reference laboratory specializing in testing for tick-borne diseases and blood-borne infections. The Company provides testing services to the customers primarily in North Eastern United States.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivables.

Concentrations of credit risk with respect to accounts receivable are limited to certain customers to whom the Company makes substantial sales. As of December 31, 2015, the Company had no significant concentrations of credit risk.

Cash and Cash Equivalents: The Company considers short-term investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and the Allowance for Doubtful Accounts: Accounts receivable are uncollateralized customer obligations due under normal trade terms. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews all accounts receivable balances that exceed the due date and, based on an assessment of current creditworthiness and past experience with the customers, estimates the portion, if any, of the balance that will not be collected.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company does not charge interest on accounts receivable. The allowance for doubtful accounts was $375,000 at December 31, 2015.

Furniture and Equipment: Furniture and equipment are recorded at cost, less accumulated depreciation and amortization. Expenditures for routine repairs and maintenance are charged to operations as they are incurred while those which significantly improve or extend the lives of existing assets are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. The Company reviews furniture and equipment for impairment whenever an event or changes in circumstances indicate that the book value of the asset may not be recoverable.

Income Taxes: For federal and Massachusetts tax purposes, the Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income and losses. Therefore, no provision or liability for federal income taxes have been included in the financial statements. In addition, for Massachusetts tax purposes, the Company may be subject to tax depending on the amount of gross receipts.

The Company follows Financial Accounting Standards Board (“FASB”), ASC 740 “Income Taxes” which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred income tax asset will not be realized.

The Company follows FASB, ASC 740-10 “Accounting for Uncertainty in Income Taxes” which provides detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions. The Company is required to recognize the financial statement impact of a tax position when it is more likely than not that the position will not be sustained upon examination. The Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Revenue Recognition: Revenue is recognized when the testing services have been performed provided that persuasive evidence of an arrangement exists, the price to the buyer is fixed and determinable, and collectability is reasonably assured.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3: LEASE COMMITMENTS

The Company leases office space under an operating lease expiring in January 2018. Under the terms of this lease, the Company is responsible to pay for certain operating expenses and real estate taxes. Minimum future rental payments under the leases are summarized as follows:

Years Ended December 31,
2016	$265,805
2017	274,310
2018	22,918

$563,033

Rent expense, under the lease agreement totaled $263,905 for the year ended December 31, 2015.

NOTE 4: RETIREMENT PLAN

The Company maintains a profit sharing and deferred compensation 401(k) plan. The Company matches 100% of each participant’s elective contributions to the 401(k) plan up to 4% of eligible compensation. The Company’s contribution totaled $160,685 for the year ended December 31, 2015.

NOTE 5: CAPITAL STRUCTURE

As of December 31, 2015, the Company has 200,000 shares of no par value common stock authorized and 49,400 shares issued and outstanding. The Company declared and paid $600,000 of distributions for the year ended December 31, 2015.

NOTE 6: INCOME TAXES

The Company has evaluated its tax positions taken for all open tax years. Currently, the 2015, 2014, and 2013 tax years are open and subject to examination by the Internal Revenue Service and state tax authorities. However, the Company is not currently under audit nor has the Company been contacted by any of these jurisdictions. Based on the evaluation of the Company's tax positions, management believes all positions taken would be upheld under an examination. Therefore, no provisions for the effects of uncertain tax positions have been recorded for the year ended December 31, 2015.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6: INCOME TAXES (CONTINUED)

The benefit from state taxes consist of the following for the years ended December 31, 2015:

2015

Current
State income taxes	$16,410
Deferred
State income taxes	(101,000)

$(84,590)

The state income tax provision differs from the amount that would result from applying state statutory rates to income before income taxes primarily because of tax credits.

The net deferred tax amounts included in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities as of December 31, 2015:

	2015

	Current	Noncurrent

Deferred state tax assets	$18,000	$388,000
Deferred state tax liabilities	(77,000)	(25,000)

	$(59,000)	$363,000

The current deferred state tax liabilities result from the cash basis adjustments made to the current assets and liabilities. The noncurrent deferred state tax assets result from the research credit carryover and the different depreciation methods for financial statements and state tax purposes. The research credit carryover of approximately $387,000 will start expiring in 2022.

NOTE 7: SUBSEQUENT EVENTS

The date to which events occurring after December 31, 2015, the date of the most recent statement of financial position, have been evaluated for possible adjustment to the financial statements or disclosure is April 1, 2016, which is the date the financial statements were available to be issued.